Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number:
Certificate of Amendment	/s/ Barbara K. Cegavske	20150474128-94
(pursuant to NRS 78.385 and 78.390)	Barbara K. Cegavske	Filing date and time:
Secretary of State	Secretary of State	10/28/15 8:03 AM
	State of Nevada	Entity #:
C30283-2004

Use Black ink only – DO NOT HIGHLIGHT                                                  ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.   Name of Corporation:

CornerWorld Corporation

2.   The articles have been amended as follows (provide article numbers, if available):

We are filing this amendment to reflect the fact that the Company’s Board of Directors has approved a 1 for 35 Reverse Stock Split.  The amount of authorized shares of CornerWorld Corporation’s common stock will remain the same.

3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the* amendment is:  145,973,551 votes for

4.   Effective date of filing (optional):                      Date:  10/28/15   Time: 10:00am

5.    Signature (Required)

X   /s/ V. Chase McCrea III

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative of other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions of the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State Amend Profit-After

Revised: 1-5-15